UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act 1934

Date of Report (date of earliest event reported): February 19, 2014

YONGYE INTERNATIONAL, INC.

(Exact name of registrant as specified in charter)

Nevada	001-34444	20-8051010
(State of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

th Floor, Suite 608, Xue Yuan International Tower,
No. 1 Zhichun Road, Haidian District, Beijing, PRC

(Address Of Principal Executive Offices) (Zip Code)

+86 10 8232 8866
(Registrant’s Telephone Number, Including Area Code)

____________________

(Former Name or Former Address, is Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒ Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Event

On February 19, 2014, Yongye International, Inc. (the “Company”) issued a press release announcing that at the special meeting of stockholders of the Company held on February 19, 2014, the Company's stockholders approved the adjournment of the special meeting and that the special meeting has been adjourned until 2:00 p.m. China time, on March 5, 2014 at Jinshan Economic Development Zone, Hohhot City, Inner Mongolia, the People’s Republic of China. The special meeting is being adjourned to provide the Company with additional time to solicit proxies from its stockholders in favor of the proposal to approve the previously announced agreement and plan of merger (the “Merger Agreement”), dated as of September 23, 2013, as it may be amended from time to time, among the Company, Full Alliance International Limited, Yongye International Limited (“Parent”) and Yongye International Merger Sub Limited.

The board of directors of the Company continues to recommend that the Company’s stockholders vote “FOR” the proposal to approve the Merger Agreement. Parent has consented to the adjournment as required by the Merger Agreement. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
99.1	Press Release dated February 19, 2014.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

YONGYE INTERNATIONAL, INC.
	By:	/s/ Zishen Wu
Name: Zishen Wu Title: Chief Executive Officer
Dated: February 19, 2014

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